Exhibit 4.2

BERKSHIRE HATHAWAY INC.

OFFICERS’ CERTIFICATE

ESTABLISHING THE TERMS OF 0.974% SENIOR NOTES DUE 2027

April 25, 2024

The undersigned, Marc D. Hamburg and Robert P. Reeson, do hereby certify pursuant to Section 3.01 of that certain Indenture, dated as of January 28, 2022 (the “Indenture”), among Berkshire Hathaway Inc. (the “Company”), Berkshire Hathaway Finance Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee, that:

1. They are (i) the Senior Vice President and Chief Financial Officer and (ii) the Assistant Secretary, respectively, of the Company.

2. As such officers, they are authorized to execute and deliver this Officers’ Certificate on behalf of the Company.

3. Attached hereto as Annex A is a true and correct copy of a specimen note representing the Company’s 0.974% Senior Notes due 2027 (the “Notes”).

4. The Notes are a separate series of Securities under the Indenture. The terms of the Notes set forth in the form of Notes attached hereto as Annex A are incorporated herein by reference.

5. The title of the Notes shall be the “0.974% Senior Notes due 2027.” The Notes will be the Company’s unsecured senior obligations, will rank pari passu in right of payment with all of the Company’s unsubordinated, unsecured indebtedness and will be senior in right of payment to all of the Company’s subordinated indebtedness.

6. The Company will initially issue ¥169,000,000,000 aggregate principal amount of Notes. The Company may issue additional Notes from time to time after the date hereof, and such Notes will be treated as part of the same series of Notes for all purposes under the Indenture.

7. The principal amount of the Notes will mature on April 23, 2027.

8. The Notes are issuable in minimum denominations of ¥100,000,000 and integral multiples of ¥10,000,000 in excess thereof.

9. Interest on the Notes for any full semi-annual interest period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual interest period for which interest is computed will be computed on the basis of 30-day months and, for periods of less than a month, the actual number of days elapsed per 30-day month.

10. The Notes will bear interest from April 25, 2024 at the rate of 0.974% per annum, payable on each April 25 and October 25, commencing on October 25, 2024, to the holders of record of the Notes at the close of business on the preceding April 10 and October 10 (whether or not a Business Day), as the case may be, immediately preceding such April 25 or October 25, or if the Notes are represented by one or more global securities, the close of business on the business day (for this purpose a day on which Euroclear Bank S.A/N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) are open for business) immediately preceding the interest payment date.

11. Payment of the principal of and premium, if any, and interest on the Notes will be made at the office or agency of the Company maintained for that purpose in The City of London, England, which shall be initially the corporate trust office of The Bank of New York Mellon, London Branch, located at 160 Queen Victoria Street, London EC4V 4LA; provided, however, that at the option of the Company payments of principal, premium or interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, subject to surrender at such office or agency, in the case of payments of principal or premium.

12. All payments of interest and principal on the Notes, including payments made upon any redemption of the Notes, will be made in yen. If the yen is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control, then all payments in respect of the Notes will be made in United States dollars until the yen is again available to the Company or so used. The amount payable on any date in yen will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/yen exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event the Wall Street Journal has not published such exchange rate, the rate will be determined in the Company’s sole discretion on the basis of the most recently available market exchange rate for yen (in each case, the “Market Exchange Rate”). The Market Exchange Rate most recently available on, or prior to, the second Business Day before the relevant determination date will be the basis for determining the equivalent of yen in the currency of the United States of America for any purpose under the Indenture, including for purposes of the definition of “Outstanding” in Section 1.01(f) of the Indenture. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

13. The Notes will initially be issued in the form of one or more Global Securities and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. The Bank of New York Mellon, London Branch shall initially serve as the Depositary for such Global Securities.

14. The Paying Agent for the Notes will be The Bank of New York Mellon, London Branch. Notwithstanding the foregoing, upon notice to the Trustee, the Company may change the Paying Agent.

15. The Notes shall be defeasible in whole or in part pursuant to the terms of the Indenture, including, without limitation, Section 13.02 and Section 13.03 of the Indenture.

16. The Company will be obligated to pay additional amounts on the Notes as described under the heading “Payment of Additional Amounts” in the form of the Notes incorporated herein by reference (such amounts, the “Additional Amounts”).

At least 10 days prior to the first Interest Payment Date and at least 10 days prior to each date of payment of principal or interest on the Notes if there has been a change with respect to the matters set forth in the below-mentioned Officers’ Certificate last delivered to the Trustee and the principal Paying Agent, if other than the Trustee, the Company shall furnish to the Trustee and the principal Paying Agent, if other than the Trustee, an Officers’ Certificate instructing the Trustee and such Paying Agent whether such payment of principal or interest on the Notes shall be made to Holders without withholding or deduction for or on account of any taxes described under the heading “Payment of Additional Amounts” in the form of the Notes incorporated herein by reference. If any such withholding or deduction shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld or deducted on such payments to such Holders and shall certify the fact that Additional Amounts will be payable and the amounts so payable to each Holder, and the Company shall pay to the Trustee or such Paying Agent such Additional Amounts required to be paid under the Notes.

Whenever in the Notes there is mentioned, in any context, the payment of the principal of or any premium, interest or any other amounts on, or in respect of, the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the terms hereof, and express mention of the payment of Additional Amounts in any provision of the Notes shall not be construed as excluding the payment of Additional Amounts in those provisions thereof where such express mention is not made.

17. The Notes may be redeemed in whole or in part pursuant to the terms set forth in the form of the Notes incorporated herein by reference. The Company shall give the Trustee notice of the redemption price promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation. Prior to the giving of any notice of redemption with respect to a redemption arising from the payment of Additional Amounts, the Company shall deliver to the Trustee an Officers’ Certificate to the effect that all conditions precedent provided for in the Indenture to such redemption have been complied with.

18. The Notes and the authentication pages to the Notes may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The Trustee may authenticate the Notes by manual, facsimile or electronic signature. Electronically imaged signatures such as .pdf files, faxed signatures or other electronic signatures to the Notes and the authentication pages to the Notes shall have the same effect as original signatures.

All capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Indenture.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Officers’ Certificate has been executed by the undersigned as of the date first written above.

/s/ Marc D. Hamburg
Name: Marc D. Hamburg
Title: Senior Vice President and Chief Financial Officer

/s/ Robert P. Reeson
Name: Robert P. Reeson
Title: Assistant Secretary

[BRK Officers’ Certificate Establishing Terms of 0.974% Senior Notes due 2027 (JPY)]

ANNEX A

SPECIMEN OF NOTE

0.974% Senior Notes due 2027

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee,

By:
Name:
Title:

Dated: April 25, 2024

THIS DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBT SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS DEBT SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME, LUXEMBOURG (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO BERKSHIRE HATHAWAY INC. OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.

BERKSHIRE HATHAWAY INC.

**************************

0.974% Senior Notes due 2027

CUSIP: 084670EB0

ISIN: XS2805271140

COMMON CODE: 280527114

No.	¥
(as revised by the Schedule of Increases and Decreases in Global Security attached hereto)

BERKSHIRE HATHAWAY INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, the registered Holder hereof, as nominee of The Bank of New York Mellon, London Branch as common depositary for Euroclear Bank, S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), the principal sum of    Yen (¥) (as revised by the Schedule of Increases and Decreases in Global Security attached hereto) on April 23, 2027, and to pay interest thereon from and including April 25, 2024 or from and including the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually on April 25 and October 25 in each year, commencing October 25, 2024 (each an “Interest Payment Date”), at the rate of 0.974% per annum (as adjusted, if at all, pursuant to such Indenture, the “Interest Rate”), until the principal hereof is paid or made available for payment; provided that any principal, and any such installment of interest, which is overdue shall bear interest at the Interest Rate (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. Interest on the Debt Securities of this series for any full semi-annual interest period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual interest period for which interest is computed will be computed on the basis of 30-day months and, for periods of less than a month, the actual number of days elapsed per 30-day month.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date (whether or not a Business Day) for such interest. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debt Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

“Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in the Borough of Manhattan, The City of New York or London or Tokyo are authorized or required by law, regulation or executive order to close and that is a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (the TARGET system), or any successor or replacement for that system, operates.

“Regular Record Date” means, with respect to any Interest Payment Date, the April 10 and October 10 (whether or not a Business Day) or, if this Debt Security is represented by one or more Global Securities, the close of business on the business day (for this purpose a day on which Clearstream and Euroclear are open for business), in each case, immediately preceding such Interest Payment Date.

Payment of the principal of and premium, if any, and interest on this Debt Security will be made at the office or agency of the Company maintained for that purpose in the City of London, England, which shall be initially the corporate trust office of The Bank of New York Mellon, London Branch, located at 160 Queen Victoria Street, London EC4V 4LA; provided, however, that at the option of the Company payments of principal, premium or interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, subject to surrender at such office or agency, in the case of payments of principal or premium.

All payments on this Debt Security will be made in yen; provided, that if on or after April 25, 2024, the yen is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control, then all payments in respect of this Debt Security will be made in U.S. dollars until the yen is again available to the Company or so used. The amount payable on any date in yen will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/yen exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event the Wall Street Journal has not published such exchange rate, the rate will be determined in the Company’s sole discretion on the basis of the most recently available market exchange rate for yen. Any payment in respect of this Debt Security so made in U.S. dollars will not constitute an Event of Default with respect to the Debt Securities of this series or under the Indenture governing the Debt Securities. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

“yen” and “¥” means the lawful currency of Japan.

Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual, facsimile or electronic signature, this Debt Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: April 25, 2024

BERKSHIRE HATHAWAY INC.

By:
Name: Marc D. Hamburg
Title: Senior Vice President and Chief Financial Officer

Attest:

Name: Robert P. Reeson
Title: Assistant Secretary

[REVERSE OF DEBT SECURITY]

This Debt Security is one of a duly authorized series of notes of the Company (herein called the “Debt Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 28, 2022 (herein called the “Base Indenture”, and as supplemented by the Officers’ Certificate dated April 25, 2024 with respect to this Debt Security, together with the Base Indenture, called the “Indenture”), among the Company, as issuer, Berkshire Hathaway Finance Corporation, and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to ¥. The Company may at any time issue additional securities under the Indenture in unlimited amounts having the same terms as the Debt Securities of a series, provided that no additional securities of a series may be issued if at the time of issuance an Event of Default has occurred and is continuing with respect to such series of securities.

This Debt Security does not have the benefit of any sinking fund obligation.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision of or taxing authority in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction in the United States), which change or amendment is announced or becomes effective on or after April 18, 2024, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, there is a substantial probability that the Company will become, obligated to pay additional amounts as described under the heading “Payment of Additional Amounts,” below, with respect to the Debt Securities of this series, then the Company may at any time at its option redeem the Debt Securities of this series, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on the Debt Securities being redeemed to, but excluding, the date fixed for redemption.

The Company must give the Holders of this Debt Security notice, as provided in the Indenture, of any redemption of this Debt Security not less than 30 days or more than 60 days before the date fixed for redemption. If the Company elects to redeem fewer than all the Debt Securities of this series, the Trustee will select the particular Debt Securities of this series to be redeemed by such method that the Trustee deems fair and appropriate; provided, that if the Debt Securities of this series are represented by one or more Global Securities, beneficial interests therein shall be selected for redemption by Clearstream and Euroclear in accordance with their respective applicable procedures therefor; provided further, that no Debt Securities of this series of a principal amount of ¥100,000,000 or less shall be redeemed in part.

In the event of redemption of this Debt Security in part only, a new Debt Security or Debt Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Debt Security or of certain restrictive covenants and Events of Default with respect to this Debt Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Debt Securities of this series shall occur and be continuing, the principal of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Debt Securities at the time Outstanding of each series to be affected (voting together as a single class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Debt Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of this series, the Holders of at least 33% in principal amount of the Debt Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Debt Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Debt Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this Debt Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debt Security is registrable in the Security Register, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Debt Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Debt Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Indenture and this Debt Security are governed by the laws of the State of New York, without regard to conflicts of laws provisions thereof.

The Debt Securities of this series are issuable in registered form without coupons in minimum denominations of ¥100,000,000 and integral multiples of ¥10,000,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities of this series are exchangeable for a like aggregate principal amount of Debt Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Debt Security for registration of transfer, the Company, the Trustee and any agent thereof may treat the Person in whose name this Debt Security is registered as the owner hereof for all purposes, whether or not this Debt Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

Except in the limited circumstances described in Section 3.05 of the Indenture, the Debt Securities of this series shall be issued in the form of one or more Global Securities and a common depositary for the accounts of Euroclear and Clearstream shall be the Depositary for such Global Security or Securities.

All terms used in this Debt Security which are not defined herein and are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Payment of Additional Amounts

All payments of principal and interest in respect of the Debt Securities of this series shall be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature required to be deducted or withheld by the United States or any political subdivision or taxing authority of or in the United States, unless such withholding or deduction is required by law or the official interpretation or administration thereof.

In the event any withholding or deduction on payments in respect of the Debt Securities of this series for or on account of any present or future tax, assessment or other governmental charge is required to be deducted or withheld by the United States or any political subdivision or taxing authority thereof or therein, the Company shall pay such additional amounts on the Debt Securities of this series as will result in receipt by each beneficial owner of such Debt Security that is not a U.S. Person (as defined below) of such amounts (after all such withholding or deduction, including on any additional amounts) as would have been received by such beneficial owner had no such withholding or deduction been required. The Company will not be required, however, to make any payment of additional amounts for or on account of:

(a)

any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection (other than a connection arising solely from the ownership of those Debt Securities or the receipt of payments in respect of those Debt Securities) between a Holder of a Debt Security of this series (or the beneficial owner for whose benefit such Holder holds such Debt Security), or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that Holder or beneficial owner (if that Holder or beneficial owner is an estate, trust, partnership or corporation) and the United States, including that Holder or beneficial owner, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having had a permanent establishment in the United States or (2) the presentation of a Debt Security of this series for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;

(b)	any estate, inheritance, gift, sales, transfer, capital gains, excise, personal property, wealth or similar tax, assessment or other governmental charge;

(c)

any tax, assessment or other governmental charge imposed by reason of the beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(d)

any tax, assessment or other governmental charge which is payable by any method other than withholding or deducting from payment of principal of or premium, if any, or interest on the Debt Securities of this series;

(e)

any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of and premium, if any, or interest on any Debt Security of this series if that payment can be made without withholding by any other Paying Agent;

(f)

any tax, assessment or other governmental charge which would not have been imposed but for the failure of a beneficial owner or any Holder of Debt Securities of this series to comply with the Company’s request or a request of the Company’s agent to satisfy certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the beneficial owner or any Holder of the Debt Securities of this series that such beneficial owner or Holder is legally able to deliver (including, but not limited to, the requirement to provide an applicable Internal Revenue Service Form W-8, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty);

(g)

any tax, assessment or other governmental charge imposed on interest received by (1) a 10-percent shareholder (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the U.S. Treasury regulations that may be promulgated thereunder) of the Company, (2) a controlled foreign corporation that is related to the Company within the meaning of Section 864(d)(4) of the Code or (3) a bank receiving interest described in Section 881(c)(3)(A) of the Code, to the extent such tax, assessment or other governmental charge would not have been imposed but for the beneficial owner’s status as described in clauses (1) through (3) of this item (g);

(h)

any tax, assessment or other governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections) (“FATCA”), any regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith; or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(i)	any combination of items (a), (b), (c), (d), (e), (f), (g) and (h);

nor will the Company pay any additional amounts to any beneficial owner or Holder of Debt Securities of this series who is a fiduciary or partnership (including any entity treated as a partnership for U.S. federal income tax purposes) to the extent that a beneficiary or settlor with respect to that fiduciary or a member of that partnership or a beneficial owner thereof would not have been entitled to the payment of those additional amounts had that beneficiary, settlor, member or beneficial owner been the beneficial owner of those Debt Securities.

“U.S. Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable U.S. Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Debt Security have been made:

Date of exchange	Amount of decrease in principal amount of this Debt Security	Amount of increase in principal amount of this Debt Security	Principal amount of this Debt Security following such decrease or increase	Signature of authorized signatory of Trustee or Security Custodian

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Debt Security to:

————————————————————————————————————————
————————————————————————————————————————
(Insert assignee’s social security or tax identification number)

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(Insert address and zip code of assignee)

and irrevocably appoints _______ as agent to transfer this Debt Security on the Security Register. The agent may substitute another to act for him or her.

Dated:           Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Debt Security)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.